EXHIBIT 4.10



                       NOTE AND WARRANT PURCHASE AGREEMENT

                                      Among

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

                                       and

                           PENNSYLVANIA MERCHANT GROUP

                                       and

                           THE UNDERSIGNED PERSONS AND
                      ENTITIES LISTED ON SCHEDULE A HERETO




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                                                 TABLE OF CONTENTS
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

  RECITALS ...........................................................................................................1


ARTICLE I         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GTS

          1.1      Organization.......................................................................................1
          1.2      Subsidiaries.......................................................................................1
          1.3      Authority..........................................................................................2
          1.4      Capital Structure..................................................................................2
          1.5      No Distributions on Capital Stock..................................................................3
          1.6      Financial Statements...............................................................................3
          1.7      Material Changes Since September 30, 1997..........................................................3
          1.8      Availability of Assets and Legality of Use.........................................................3
          1.9      Title to Property..................................................................................3
          1.10     Accounts Receivable................................................................................3
          1.11     Governmental Permits...............................................................................3
          1.12     Real Property and Leases...........................................................................4
          1.13     Insurance..........................................................................................4
          1.14     No Undisclosed Liabilities.........................................................................4
          1.15     No Default, Violation or Litigation................................................................4
          1.16     No Omissions.......................................................................................4
          1.17     Finders............................................................................................4

ARTICLE II        DELIVERIES

          2.1      Deliveries by GTS at the Closing...................................................................5
          2.2      Deliveries by PMG at the Closing...................................................................6

ARTICLE III COVENANTS OF GTS

          3.1      Affirmative Covenants..............................................................................6
          3.2      Negative Covenants.................................................................................7

ARTICLE IV ADJUSTMENTS TO EXERCISE PRICE OF THE WARRANTS AND CONVERSION PRICE OF THE NOTES

          4.1      Adjustment to Exercise Price and Conversion Price and Number
                      of Shares of Common Stock.......................................................................8
          4.2      Elimination of Fractional Interests................................................................9

ARTICLE V  REGISTRATION AND RELATED RIGHTS

          5.1      Piggyback Registration............................................................................10
          5.2      Registration Rights...............................................................................11
          5.3      Further Obligations of GTS........................................................................11
          5.4      Expenses, etc.....................................................................................12
          5.5      Indemnification...................................................................................12
          5.6      Withdrawal........................................................................................14
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                                                          (i)

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ARTICLE VI SURVIVAL OF OBLIGATIONS; INDEMNIFICATION

          6.1      Survival of Obligations...........................................................................14
          6.2      Indemnification...................................................................................14

ARTICLE VII INVESTMENT REPRESENTATIONS

          7.1      Investment Representations........................................................................15

ARTICLE VIII MISCELLANEOUS

          8.1      Notices...........................................................................................17
          8.2      Expenses..........................................................................................17
          8.3      Governing Law.....................................................................................17
          8.4      Successors and Assigns............................................................................17
          8.5      Partial Invalidity................................................................................18
          8.6      Execution in Counterparts.........................................................................18
          8.7      Titles and Headings...............................................................................18
          8.8      Entire Agreement; Amendments and Waivers..........................................................18

SIGNATURES...........................................................................................................19

SCHEDULES

          Schedule A    List of Warrant and Note Holders
          Schedule 1.1  Principal Subsidiaries
          Schedule 1.2  Subsidiaries
          Schedule 1.3  Rights Under Agreements
          Schedule 1.5  Distributions on Capital Stock
          Schedule 1.7  Material Changes Since September 30, 1997
          Schedule 1.14 Liabilities
          Schedule 3.2  Compensation


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                                                         (ii)

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                       NOTE AND WARRANT PURCHASE AGREEMENT


         THIS NOTE AND WARRANT PURCHASE AGREEMENT made and entered into this 8th day of April, 1998 (the "Agreement") among GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("GTS"), PENNSYLVANIA MERCHANT GROUP as placement agent ("PMG"), and the undersigned persons and entities listed on Schedule A attached hereto (the "Investors").

                                   WITNESSETH:

         WHEREAS, PMG has agreed as placement agent to locate investors to purchase $1,250,000 in aggregate principal amount of convertible subordinated notes of GTS in substantially the form of Exhibit A hereto (the "Notes"); and

         WHEREAS, GTS has agreed to issue to the Investors warrants in substantially the form of Exhibit B hereto (the "Warrants") which Warrants will entitle the Investors to purchase an aggregate of 178,571 shares of Common Stock of GTS at the price set forth in the Warrants in consideration of the purchase of the Notes by the Investors; and

         WHEREAS, GTS intends to raise, with PMG acting as placement agent, not less than $4.0 million of gross proceeds from a private placement of Common Stock of GTS pursuant to Regulation D and Regulation S promulgated under the Securities Act of 1933 (the "Act") on or before May 15, 1998 (the "Qualified Private Placement"), although no assurance is hereby given to the Investors that the Qualified Private Placement will be completed as contemplated herein;

         NOW, THEREFORE, the Investors, PMG and GTS, in consideration of the agreements, covenants and conditions contained herein and intending to be legally bound hereby, hereby make the following representations and warranties, give the following covenants and agree as follows:

                                     ARTICLE I

                REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GTS

         As an inducement to the Investors and PMG to enter into this Agreement and to consummate the transactions contemplated herein, GTS represents and warrants to the Investors and PMG and agrees as follows:

     1.1 Organization. Each of GTS and its subsidiaries listed on Schedule 1.1 attached hereto (collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is licensed to transact business in each jurisdiction where the business transacted by it so requires except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of GTS and the Subsidiaries. Each of GTS and the Subsidiaries has the corporate power and authority and other authorizations necessary or required in order for it to own or lease and operate its properties and to carry on its business as now conducted.

     1.2 Subsidiaries. Schedule 1.2 hereto contains a list of all of the subsidiaries of GTS.

     1.3 Authority. This Agreement, the Notes and the Warrants (collectively, the "Transaction Documents") and the transactions contemplated herein and therein have been duly approved by all necessary action on the part of GTS. The Transaction Documents, when executed and delivered by GTS and, assuming the due execution hereof by the Investors and PMG, will constitute the valid, legal and binding agreements of GTS enforceable in accordance with their respective terms, except as enforcement of such agreements may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and that


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the remedy of specific performance is subject to the discretion of the court before which proceedings therefor are brought and except as enforceability of any indemnification provision may be limited under federal and state securities laws. Neither the execution nor the delivery of the Transaction Documents nor the consummation of the transactions contemplated herein and therein, nor compliance with nor fulfillment of the terms and provisions hereof and thereof, will (i) conflict with the conditions or provisions of or constitute a default under the Certificate of Incorporation or By-laws of GTS, (ii) result in a breach of the terms, conditions or provisions of any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which GTS is a party or by which it is bound or any statute or regulatory provisions affecting it; (iii) except as set forth in Schedule 1.3 attached hereto, give any party to or with rights under any such instrument, agreement, mortgage, judgment, order, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of GTS under such instrument, agreement, judgment, order, award, decree, mortgage or other restriction; or (iv) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body, except, with respect to clauses (ii), (iii) and (iv), if such breaches, rights, obligations or failure to obtain such approvals, consents or authorizations or make such filings would not have a material adverse effect on the business, operations or financial condition of GTS and the Subsidiaries. GTS has full corporate power and authority to do and perform all acts and things required to be done by GTS under each of the Transaction Documents. True and complete copies of the Certificate of Incorporation and By-laws of GTS have been delivered to PMG.

     1.4 Capital Structure.

          (a) The authorized capital stock of GTS consists after giving effect to a one-for-three reverse stock split effected in March 1997 by GTS of (i) 35,000,000 shares of Common Stock, par value $.01 per share, of which 5,991,772 shares have been issued and are outstanding and of which 4,159,626 shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding and of which no shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities.

          (b) Except for this Agreement and the outstanding options, warrants and convertible securities for which shares of GTS's Common Stock are reserved (including options which may be granted under GTS's 1994 Performance Equity
Plan), there are no agreements, arrangements, options, warrants or other rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of GTS. All of the outstanding shares of Common Stock of GTS are validly issued, fully paid and nonassessable with no liability attaching to the ownership thereof.

          (c) The shares of Common Stock of GTS to be issued upon exercise of the Warrants or conversion of the Notes will be validly issued, fully paid and nonassessable shares of GTS.

     1.5 No Distributions on Capital Stock. Except as set forth on Schedule 1.5 attached hereto, GTS has not purchased or redeemed any shares of its outstanding capital stock within the last two years.

     1.6 Financial Statements. The financial statements of GTS at and for the year ended December 31, 1996 and the nine months ended September 30, 1997 as delivered to PMG (collectively, the "Financial Statements") fairly present the consolidated financial position of GTS and the Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their cash flows for the respective periods covered thereby. Such Financial Statements have been prepared in conformity with generally accepted accounting principles which, except as otherwise stated therein, have been consistently applied except to the extent set forth in the notes contained in the quarterly reports filed after December 31, 1996.


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     1.7 Material Changes Since September 30, 1997. Except as set forth on
Schedule 1.7 attached hereto, since September 30, 1997, the business of GTS and the Subsidiaries have been operated only in the ordinary course and, whether or not in the ordinary course of business, there has not been, occurred or arisen
(i) any material adverse change in the financial condition of GTS and the Subsidiaries from that shown in the Financial Statements; (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, to any property or business of GTS which is material to the financial condition, operations or business of GTS and the Subsidiaries; (iii) any amendment or termination of any agreement, or cancellation or reduction of any debt owing to GTS or any of the Subsidiaries or waiver or relinquishment of any right of material value to GTS or any of the Subsidiaries or (iv) any other event, condition or state of facts of any character which materially and adversely affects the results of operations or business, financial condition or property of GTS or any of the Subsidiaries.

     1.8 Availability of Assets and Legality of Use. The assets owned, licensed or leased by GTS or any of the Subsidiaries includes the assets which are necessary for the operation of the business of GTS and the Subsidiaries, and such assets are in good and serviceable condition, normal wear and tear and obsolescence excepted, and suitable for the uses for which intended and such assets and their uses conform in all material respects to all applicable laws.

     1.9 Title to Property. Each of GTS and the Subsidiaries has good title to all of the assets owned by it, including the assets reflected in the Financial Statements, except to the extent that such assets have been disposed of for fair value in the ordinary course of business since September 30, 1997, and except for liens incurred in the ordinary course of business, which do not, individually or in the aggregate, have a material adverse effect on GTS or any of the Subsidiaries.

     1.10 Accounts Receivable. All accounts receivable reflected on the Financial Statements arising prior to the date thereof, and not collected at the date thereof, have arisen from bona fide transactions in the ordinary course of GTS's business.

     1.11 Governmental Permits. Each of GTS and the Subsidiaries possesses all licenses, permits and other authorizations necessary to own or lease and operate its properties and to conduct its business as now conducted, except where the failure to possess such licenses and permits would not have a material adverse effect on the business, results of operation or financial condition of GTS or the Subsidiaries. All of such licenses, permits and authorizations of GTS and the Subsidiaries are hereinafter collectively called the "Permits". All Permits are in full force and effect and will continue in effect after the date hereof without the consent, approval or act of, or the making of any filing with, any governmental or regulatory agency, commission or authority. Neither GTS nor any of the Subsidiaries is, to the best of GTS's knowledge and belief, in violation in any material respect of the terms of any Permit, and neither GTS nor any of the Subsidiaries has received notice of any violation or claimed violation thereunder.

     1.12 Real Property and Leases. Every lease or agreement under which GTS or any of the Subsidiaries is lessee or sublessee of or holds or operates any real property owned by any third party is in full force and effect and constitutes a legal, valid and binding obligation of GTS or the Subsidiary which is a party thereto, as the case may be, except as enforcement of such agreements may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and that the remedy of specific performance is subject to the discretion of the court before which proceedings therefor are brought and, to the best of the knowledge of GTS, the other parties thereto, neither GTS nor any of the Subsidiaries is in default under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice would constitute such a default except for any defaults which would not have a material adverse effect on the business, results of operation or financial condition of GTS and the Subsidiaries.


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     1.13 Insurance. Each of GTS and the Subsidiaries maintains policies of fire and casualty, product and other liability and other forms of insurance in such amounts and against such risks and losses as are adequate and reasonable for its business and properties. Each of GTS and the Subsidiaries has complied with each of such policies and has not failed to give any notice or present any known claim thereunder, except for any noncompliance or failure to give notice which would not have a material adverse effect on the business, results of operation or financial condition of GTS and the Subsidiaries.

     1.14 No Undisclosed Liabilities. Except as set forth on Schedule 1.14 hereto, neither GTS nor any of the Subsidiaries is subject to any material liability (including unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the Financial Statements, other than liabilities of the same nature as those set forth in the balance sheets included in such Financial Statements and reasonably incurred in the ordinary course of its business after September 30, 1997. Except as set forth on Schedule 1.14 attached hereto, there is no pending or threatened litigation outside the ordinary course of business in excess of $25,000.

     1.15 No Default, Violation or Litigation. Neither GTS nor any of the Subsidiaries is in default under any agreement, lease or other document to which it is a party, or in violation of any law, rule, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which default or violation, individually or in the aggregate, would have a material adverse effect on the business, results of operation or financial condition of GTS or any of the Subsidiaries. There is no action, suit, proceeding or investigation pending, threatened or contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

     1.16 No Omissions. None of the representations or warranties of GTS contained herein, and none of the other information or documents furnished to PMG or the Investors by GTS in connection with this Agreement when taken together with the SEC Documents (as hereinafter defined), is false or misleading in any material respect or omits to state a material fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

     1.17 Finders. GTS has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement other than PMG.

                                   ARTICLE II

                                   DELIVERIES

     2.1 Deliveries by GTS at the Closing. At the closing hereunder (the "Closing"), which shall occur on April 8, 1998, GTS shall deliver to PMG the following items:

          (a) Notes in a principal amount aggregating $1,250,000, duly executed by GTS, in substantially the form of Exhibit A hereto and in such amounts and registrations as PMG shall specify to GTS in writing.

          (b) Warrants aggregating rights to purchase 178,571 shares of GTS Common Stock (after giving effect to the reverse split effected by GTS in March
1997), duly executed by GTS, in substantially the form of Exhibit B hereto and in such denominations and registrations as PMG shall specify to GTS in writing.

          (c) The sum equal to (i) 8% of the aggregate principal amount of the Notes, which sum represents PMG's fee as placement agent, plus (ii) the


                                        4

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amount of out-of-pocket expenses, including legal fees and costs, incurred by
PMG as placement agent hereunder, to the order of PMG by wire transfer or by bank cashier's check or in such other form as PMG may reasonably request.

          (d) The opinion of Graubard, Mollen & Miller, counsel to GTS, dated the date of the Closing in form and substance satisfactory to PMG and its counsel and addressed to PMG and the Investors, to the effect that:

               (i) Each of GTS and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

               (ii) This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action of GTS. This Agreement, the Notes and the Warrants have been duly and validly executed and delivered by GTS and the Agreement, assuming due execution thereof by PMG and the Investors, the Notes and the Warrants are the valid and binding agreements of GTS enforceable against GTS in accordance with their respective terms, except as enforcement of such agreements may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and that the remedy of specific performance is subject to the discretion of the court before which proceedings therefor are brought and except as enforceability of any indemnification provision may be limited under federal and state securities laws.

               (iii) GTS has full power and authority to execute and deliver this Agreement, the Notes and the Warrants, as the case may be, and to perform its obligations thereunder. Neither the execution and delivery of this Agreement, the Notes and the Warrants, nor the consummation of the transactions contemplated herein or therein, nor compliance with and fulfillment of the terms and provisions hereof or thereof (i) conflicts with or results in the breach of the terms, conditions or provisions of, or constitutes a default under, the Certificate of Incorporation or the By-laws of GTS or any agreement or instrument known to such counsel to which GTS is a party or by which it is bound; (ii) gives any party to or with rights under any such agreement or instrument the right to terminate, modify or otherwise change the rights or obligations of GTS under any such agreement or instrument or (iii) requires the consent, approval or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body not already obtained or made, as the case may be.

     In giving such opinion, counsel for GTS may rely, as to matters of fact, upon certificates of officers of GTS, and as to matters relating to the law of any state other than the State of Delaware, upon opinions of other counsel satisfactory to them, provided that such counsel shall state that they believe that they are justified in relying upon such certificates and opinions and deliver copies thereof to PMG prior to the Closing Date.

          (e) A certificate of the President of GTS, dated the date of the Closing, that the representations and warranties contained in Article I of this Agreement are true, complete and correct in all material respects as of the date of the Closing, and that GTS has performed and complied with all agreements contained herein required to be performed or complied with by GTS on or before the Closing.

     2.2 Deliveries by PMG at the Closing. At the Closing, PMG shall deliver or cause to be delivered to GTS the following items:

          (a) The sum of $1,250,000 to the order of GTS by wire transfer or by bank cashier's check or in such other form as GTS may reasonably request.

                                        5

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          (b) The written acknowledgment of each Investor by execution of this
Agreement that the Notes and the Warrants to be issued at the Closing and the shares of GTS Common Stock for which such Warrants are exercisable or into which such Notes are convertible have not been registered under the Act, and each Investor agrees that as to itself it is acquiring such Notes and the Warrants purchased by it for investment purposes only and not with a view to any sale or other distribution thereof in a manner that would violate the Act. Each Investor consents to the placement of the following legend on the certificate or certificates representing the Notes and the Warrants to be issued to it:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION REASONABLY SATISFACTORY TO THE ISSUER FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO-ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION."

                                   ARTICLE III

                                COVENANTS OF GTS

     3.1 Affirmative Covenants. GTS hereby covenants that, so long as the Notes remain outstanding, GTS shall comply with the following affirmative covenants:

          (a) Financial Statements. GTS shall furnish to PMG the following financial statements, reports and other documents, such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied, certified by GTS's chief executive or financial officer:

               (i) Promptly after its filing with the Securities and Exchange Commission (the "Commission"), and in any event within 120 days after the end of each fiscal year of GTS, a consolidated balance sheet of GTS as of the end of such fiscal year and related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited, and shall be accompanied by an opinion addressed to GTS from its independent auditors.

               (ii) Promptly after its filing with the Commission, and in any event within 55 days after the end of each fiscal quarter, an unaudited balance sheet and unaudited statements of operations, stockholders' equity and cash flows.

          (b)  Additional Information.

               (i) GTS shall, as promptly as possible, but, in any event, within ten days after sending, making available, or filing the same, furnish PMG with all reports and financial statements that GTS shall send or make available to the stockholders of GTS or the Commission.

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               (ii) GTS shall furnish PMG with such other nonconfidential information with respect to the business, properties, assets, or the condition of operations, financial or otherwise, of GTS or any of the Subsidiaries as PMG may, from time to time, reasonably request.

          (c) Inspection. GTS shall permit, at any reasonable time and from time to time, upon two business days advance written notice, PMG or its duly authorized agents or representatives to examine and make extracts from nonconfidential information contained in GTS's records, books of account, documents and other materials, to visit its properties, and to discuss the affairs, finances and accounts of GTS with any of GTS's officers, directors or independent accountants.

          (d) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Common Stock of GTS to the public without registration, GTS agrees to:

             (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

             (ii) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of GTS under the Securities Exchange Act of 1934 (the "1934 Act"); and

             (iii) So long as an Investor owns any Warrants or Notes, to furnish to the Investor forthwith upon request a written statement by GTS as to its compliance with the reporting requirements of Rule 144, the Act and the 1934 Act, a copy of the most recent annual or quarterly report of GTS, and such other reports and documents of GTS as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

     3.2 Negative Covenants. GTS hereby covenants that, so long as the Notes remain outstanding, GTS shall comply with the following negative covenants:

          (a) Compensation. GTS shall not, without the prior written consent of PMG, pay any bonuses to any executive officer of GTS other than bonuses that GTS is obligated to grant under existing employment agreements or that are consistent with past practices of GTS.

          (b) Additional Issuances and Repurchases. Until the earlier of May 15, 1998 or the consummation of the Qualified Private Placement or the termination of the Letter of Intent between PMG and GTS dated March 17, 1998, except as required or permitted by this Agreement, GTS shall not, without the prior written consent of PMG, (i) create, authorize or issue any additional shares of capital stock, or any rights to acquire any shares of capital stock or any other security (other than the issuance or exercise of options consistent with past practices of GTS) or (ii) repurchase any shares of its capital stock.

          (c) Amendment of Certificate of Incorporation. Without the prior written consent of PMG, GTS shall not amend its Certificate of Incorporation or By-laws in a manner which would have a material adverse effect on the interests of the Investors.

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                                   ARTICLE IV

                  ADJUSTMENTS TO EXERCISE PRICE OF THE WARRANTS
                        AND CONVERSION PRICE OF THE NOTES

     4.1 Adjustment to Exercise Price and Conversion Price and Number of Shares of Common Stock. The Exercise Price of the Warrants and the Conversion Price of the Notes (such Exercise Price or Conversion Price hereinafter referred to as the "Purchase Price" unless the context otherwise requires) and the number of shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes shall be subject to adjustment from time to time as hereinafter set forth:

          (a) Adjustments for Qualified Private Placement. Concurrently with the completion of the Qualified Private Placement, in the event the Purchase Price is greater than the price at which the Common Stock of GTS is sold in the Qualified Private Placement, (i) the Purchase Price shall be adjusted to the price per share at which the Common Stock of GTS is sold in the Qualified Private Placement and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted to an amount equal to the principal amount of the respective Investor's Note divided by the price per share at which the Common Stock of GTS is sold in the Qualified Private Placement.

          (b) Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section 4.2 hereof, the number of outstanding shares of Common Stock of GTS is increased by a stock dividend on the Common Stock of GTS payable in shares of Common Stock of GTS or by a split-up, recapitalization or reclassification of shares of Common Stock of GTS or other similar event, then, on the record date therefor, the number of shares of Common Stock of GTS issuable on exercise of the Warrants and conversion of the Notes shall be increased in proportion to such increase in outstanding shares.

          (c) Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.2 hereof, the number of outstanding shares of Common Stock of GTS is decreased by a consolidation, combination or reclassification of shares of Common Stock of GTS or other similar event, then, upon the record date therefor, the number of shares of Common Stock of GTS issuable on exercise of the Warrants and conversion of the Notes shall be decreased in proportion to such decrease in outstanding shares.

          (d) Adjustments in Purchase Price. Whenever the number of shares of Common Stock of GTS purchasable upon the exercise of the Warrants or conversion of the Notes is adjusted, as provided in this Section 4.1, the Purchase Price shall be adjusted (to the nearest cent) by multiplying the Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock of GTS purchasable upon the exercise of the Warrants or conversion of the Notes, as the case may be, immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock of GTS so purchasable immediately thereafter.

          (e) Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock of GTS other than a change covered by Subsection 4.1(b) hereof or which solely affects the par value of such shares of Common Stock of GTS, or in the case of any merger or consolidation of GTS with or into another corporation (other than a consolidation or merger in which GTS is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock of GTS), or in the case of any sale or conveyance to another corporation or entity of the property of GTS as an entirety or substantially as an entirety in connection with which GTS is dissolved, each holder of the Warrants and the Notes shall have the right thereafter (until the expiration of the right of exercise of the Warrants or conversion of the Notes, as the case may be) to receive upon the exercise or conversion thereof, for the same aggregate Purchase Price payable thereunder immediately prior to such event, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock of GTS obtainable upon exercise of the Warrants or conversion of the Notes immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock of GTS covered by Subsections 4.1(b) or 4.1(c) hereof, then such adjustment shall be made pursuant to Subsections 4.1(b), 4.1(c), 4.1(d) and this Subsection 4.1(e) hereof. The provisions of this Subsection 4.1(e) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

          (f) Changes in Form of Warrant or Note. The form of Warrant or Note need not be changed because of any change pursuant to this Section 4.1, and Warrants and Notes issued after such change may state the same Purchase Price and the same number of shares of Common Stock of GTS as are stated in the Warrants or Notes initially issued pursuant to this Agreement. The acceptance by any holder of the issuance of new Warrants or Notes reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         (g) Notice of Adjustments. Whenever the Purchase Price or the number of shares of Common Stock issuable upon exercise of the Warrants or conversion of the Notes shall be adjusted pursuant to this Section 4.1, GTS shall, within ten calendar days after such event, make a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of GTS, setting forth, in reasonable detail, a description of the adjustment, the event requiring the adjustment and the method by which such adjustment was calculated, and cause copies of such certificate to be delivered to each registered holder of the Notes and/or the Warrants in accordance with the provisions of Section 8.1 hereof.

     4.2 Elimination of Fractional Interests. GTS shall not be required to issue certificates representing fractions of shares of Common Stock of GTS upon the exercise of the Warrants or conversion of the Notes, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock of GTS or other securities, properties or rights.

                                    ARTICLE V

                         REGISTRATION AND RELATED RIGHTS

     5.1  Piggyback Registration.

          (a) As used in this Section 5, the following terms shall have the following respective meanings:

               (i) "Registration Stock" shall mean: (A) any shares of Common Stock or other securities issued or issuable upon exercise in whole or in part of the Warrants or upon conversion in whole or in part of the Notes and (B) any shares of Common Stock or other securities issued in respect of any such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that Registration Stock shall not include any such shares disposed of pursuant to one or more registration statements under the Act or pursuant to Rule 144 under the Act. For purposes of this Section 5, any record holder of at least 20% of the securities originally acquired by any Investor hereunder which are either convertible into or exercisable for the purchase of Registration Stock or exercisable for securities which are convertible into Registration Stock shall be deemed to be the holder of the Registration Stock issuable upon such exercise and/or conversion.

               (ii) "Additional Registration Stock" shall mean any shares of Common Stock of GTS which have been issued or shall be issued in the future and which have rights given in writing to be included in GTS registrations under the Act.

          (b) If, at any time GTS shall seek to register under the Act or qualify any of the securities holdings of GTS or any of its stockholders except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock and if the form of registration statement proposed to be used may be used for the registration of the Registration Stock, then, on each such occasion, GTS shall either include in such registration statement or furnish the Investors with at least 20 days prior written notice thereof. At the written request of an Investor (a "Selling Investor"), given within 10 days after the receipt of such notice, GTS will cause all of the Registration Stock for which registration shall have been requested by the Investors to be included in such registration statement. In the event that GTS offers any of its securities in an offering exempt from registration under the Act pursuant to Regulation A, GTS will provide to the Investors rights comparable to those provided herein.

          If GTS's legal counsel advises GTS in writing that it is their opinion that, by reason of Rule 144 or otherwise, a sale of all Registration Stock proposed to be sold by a Selling Investor may be effected without registration under the Act, then GTS shall not be obligated to provide registration rights under this Section 5.1 or Section 5.2 hereof with respect to such Registration Stock.

          GTS' obligation under this Section 5.1 shall be subject to the Selling Investors' obligation to make such representations or warranties or agreements with GTS or an underwriter with respect to the Investors, their securities and their intended methods of distribution as are usual and customary.

          In the event the distribution of securities covered by a registration statement described in this Section 5.1(b) is to be underwritten, GTS's obligation to include the Registration Stock in such registration statement shall be subject, at GTS's option, to the following further conditions:

               (i) If the underwriters so request, the distribution for the account of the Selling Investors shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of GTS and/or any other persons whose securities are covered by such registration statement, and the Selling Investors shall enter into an agreement with such underwriters containing customary provisions;

               (ii) If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of securities of GTS, other than the securities which are to be included in the proposed distribution, for a period not exceeding 180 days from the effective date of the registration statement, then such restrictions shall be binding upon each of the Selling Investors and, if requested by GTS, each of the Selling Investors shall enter into a written agreement to that effect; and

               (iii) If the underwriters shall state in writing that they are unwilling to include any or all of the Selling Investors' securities in the proposed underwriting because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by GTS, then the number of Selling Investors' securities and securities held by any other stockholder of GTS to be included shall be reduced pro rata on the basis of the number of shares owned by such holders, or there shall be no inclusion of Selling Investors' securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters.

     5.2 Registration Rights. Upon completion of the Qualified Private Placement, the holders of the Registration Stock shall be granted registration rights identical to the registration rights granted to the purchasers of Common Stock in the Qualified Private Placement. It is currently anticipated that such registration rights will include the agreement of GTS to file a registration statement covering the Common Stock sold in the Qualified Private Placement within 60 days following the date of the Closing of the Qualified Private Placement.

     5.3 Further Obligations of GTS. Whenever GTS is required to register any of the Registration Stock pursuant to any of the provisions of this Article V, GTS shall also be obligated to do the following:

          (a) Prepare for filing with the Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary, but in no event more than nine months, to complete the proposed public offering;

          (b) Furnish to each Selling Investor such copies of preliminary and final prospectuses and such other documents as said Selling Investor may reasonably request to facilitate the public offering of such Selling Investor's Registration Stock;

          (c) Keep such registration statement current for a period of 180 days after the effective date thereof;

          (d) Provided the Registration Stock is sold pursuant to an underwritten offering described in Section 5.1(b)(i) hereof, furnish to the Selling Investors, and any underwriters or broker-dealers through whom the Registration Stock may be sold, an opinion or opinions of counsel for GTS and a letter or letters of the independent certified public accountants for GTS, in form and substance customary for similar offerings;

          (e) Provided the Registration Stock is sold pursuant to an underwritten offering described in Section 5.1(b)(i) hereof, permit each Selling Investor or his counsel or other representatives, at the Selling Investor's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them; and

          (f) Furnish to each Selling Investor a copy of all preliminary and final prospectuses filed in connection with any such offering.

     5.4 Expenses, etc. All expenses in connection with the preparation and filing of any registration statement under this Section 5, any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under such registration statement, and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by GTS, except for any underwriters' or brokers' commissions, fees required to be paid by a selling stockholder rather than GTS in order to comply with applicable Blue Sky or state securities laws, fees or expenses expressly applicable to securities being sold by the holders of securities, and fees or expenses of their counsel.

     5.5 Indemnification.

          (a) GTS shall indemnify the Selling Investors of Registration Stock, and, to the extent required in any agreement with any underwriter or broker-dealer through whom the Registration Stock may be sold, any such underwriter or broker-dealer and each person, if any, who controls any such underwriter or broker-dealer (within the meaning of the Act) against all losses, claims, damages, liabilities, expenses or actions in respect thereof (under the Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registration Stock was registered under the Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Selling Investors of Registration Stock for any legal or other out-of-pocket expenses reasonably incurred by such Selling Investors in connection with investigation for defending against such loss, claim, damage, liability or action; except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to GTS by such Selling Investors expressly for use therein. In connection with any such registration statement, the Selling Investors of Registration Stock will furnish GTS in writing such information as may reasonably be requested by GTS for use in any such registration statement or prospectus and will indemnify GTS, its directors and officers, and, to the extent required in any agreement with any underwriter or broker-dealer, each such underwriter or broker-dealer and each person, if any, who controls GTS or any underwriter or broker-dealer (within the meaning of the Act) against any losses, claims, damages, liabilities, expenses and actions in respect thereof (under the Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact required to be stated in such registration statement or prospectus and necessary to make the statements therein not misleading; and will reimburse GTS or any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; but only to the extent that such untrue statement or omission was contained in information so furnished in writing by the Selling Investors of Registration Stock expressly for use therein, and only to the extent of proceeds received by the Selling Investors of Registration Stock in the offering. GTS further agrees that, in connection with any underwritten public offering, it also will enter into customary contribution arrangements with the Selling Investors of Registration Stock and the underwriters or broker-dealers through whom the Registration Stock may be sold, with respect to situations in which indemnification is potentially unavailable.

          (b) Notice. Promptly after receipt by an indemnified party under this
Section 5.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if such party desires to make a claim in respect thereof against any indemnifying party under this Section 5.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would not be appropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.5.

          (c) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of GTS and the Selling Investors are subject to the condition that, insofar as they relate to any untrue statement or omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

          (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any holder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim of indemnification pursuant to this Section 5.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.5 provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any such Selling Investor or any such required on the part of any such Selling Investor or any such controlling person in circumstances for which indemnification is provided under this Section 5.5; then, and in each case, GTS and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (i) in such proportion as is appropriate and equitable to reflect the relative fault of GTS, on the one hand, and the holder, on the other hand, (such fault to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or withheld by GTS or the holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate and equitable to reflect not only the relative fault of GTS and the holder, but also the relative benefits received by GTS on the one hand and the holder, on the other hand, as well as any other relevant equitable considerations; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e) Survival. The obligations of GTS and Selling Investors under this
Section 5.5 shall survive the completion of any offering of Registration Stock in a registration statement, and otherwise.

     5.6 Withdrawal. GTS reserves the right, at its option, to withdraw or terminate any registration statement filed by GTS pursuant to Section 5.1 hereof prior to its effective date without penalty under this Agreement, provided such withdrawal or termination shall not relieve GTS of its obligations under this
Article V to register the Registration Stock pursuant to Section 5.1 hereof.

                                   ARTICLE VI

                    SURVIVAL OF OBLIGATIONS; INDEMNIFICATION

     6.1 Survival of Obligations. All certifications, representations and warranties respectively made herein by GTS and the Investors and their respective obligations to be performed pursuant to the terms hereof, shall survive the Closing hereunder, notwithstanding any notice of any inaccuracy, breach or failure to perform not waived in writing and notwithstanding the consummation of the transactions contemplated herein with knowledge of such inaccuracy, breach or failure. All representations and warranties contained herein shall terminate two years after the Closing hereunder.

     6.2  Indemnification.

          (a) GTS agrees to indemnify and hold harmless PMG and the Investors and their respective affiliates, successors and assigns from and against any and all (x) liabilities, losses, costs, deficiencies or damages ("Loss") only to the extent of the proceeds received by GTS from the sale of the Notes and the Warrants contemplated hereby, and (y) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by PMG or the Investors, in each case net of any insurance proceeds received and retained by PMG or the Investors, in connection with or arising from (i) any breach by GTS of any of its covenants in, or failure of GTS to perform any of its obligations under, this Agreement or (ii) any breach of any warranty or the inaccuracy of any representation of GTS contained in this Agreement or in any certificate delivered by or on behalf of GTS pursuant hereto.

          (b) The Investors agree to indemnify and hold harmless GTS and its successors and assigns from and against any and all Loss and Expense incurred by GTS in each case net of any insurance received and retained by GTS in connection with or arising from (i) any breach by the Investors of any of their covenants in, or any failure of the Investors to perform any of their obligations under, this Agreement or (ii) any breach of any warranty or the inaccuracy of any representation of the Investors contained in this Agreement or in any certificate delivered by or on behalf of the Investors pursuant hereto.

          (c) No claim shall be made for indemnity pursuant to this Section 6.2 until the aggregate amount of Loss and Expense exceeds $50,000, but if the aggregate amount of such Loss and Expense exceeds such amount, the person responsible therefor (an "Indemnifying Person") shall be liable for all Loss and Expense, including such initial $50,000 amount to the person incurring such loss or expense (an "Indemnified Person").

          (d) If any Indemnified Person has suffered or incurred any Loss or incurred any Expense, the Indemnified Person shall so notify the Indemnifying Person promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or any certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Person intends to claim any liability or expense as Loss or Expense under this
Section 6.2, such Indemnified Person shall promptly notify the Indemnifying Person of such action or suit.

          (e) An Indemnifying Person shall have the right to participate in and, to the extent the Indemnifying Person so desires, jointly with any other Indemnifying Person similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Person shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Person, if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would not be appropriate due to actual or potential conflict of interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Person within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Person of any liability to the Indemnified Person under this Section 6.2, but the omission so to deliver written notice to the Indemnifying Person will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 6.2.

                                   ARTICLE VII

                           INVESTMENT REPRESENTATIONS

     7.1 Investment Representations. Each Investor hereby severally represents and warrants as to itself to GTS that:

          (a) Purchase for Own Account. The Notes, the Warrants and any shares of Common Stock purchased upon exercise of the Warrants or issued upon conversion of the Notes and any other securities of GTS or any other issuer that may be receivable under the Warrants or Notes (collectively, the "Securities") are being, and will be, acquired by the Investor for investment purposes only for the Investor's own account, not as nominee or agent, and not with the view to the public resale or distribution thereof within the meaning of the Act.

          (b) Disclosure of Information. The Investor acknowledges that it has received and read all information it considers necessary or appropriate for deciding whether or not to purchase the Securities, including but not limited to the Form 10-K of GTS for the year ended December 31, 1996, the Form 10-QSB of GTS for the period ended September 30, 1997, the Prospectus of GTS dated July 9, 1997, in particular the risk factors contained therein, and the two Forms 8-K of GTS each dated February 23, 1998 (collectively, the "SEC Documents") and the disclosures reflecting the material events occurring since September 30, 1997 contained in this Agreement, and has had an opportunity to ask questions and to receive answers from GTS and its officers regarding the Securities. The Investor has received no representation or warranty from GTS or its officers, employees or agents with respect to its investment and has received no information relating to the operations or business of GTS and the Subsidiaries other than as set forth in this Agreement and in the publicly-filed documents of GTS.

          (c) Investment Experience. The Investor has experience in investing in securities of companies in the developmental stage, such as GTS, and acknowledges that the Investor is able to fend for itself and to assess the economic risk of investment in any of the Securities and has such knowledge and experience in financial and business matters that it can be assumed to be capable of evaluating the merits and risks of an investment in any of the Securities and of protecting its interests in such an investment. The Investor has not been organized for the purpose of acquiring any of the Securities.

          (d) Residency. The Investor's primary residence is at the address set forth under such Investor's name on the signature page of this Agreement.

          (e) Accredited Investor. The Investor understands that GTS is relying on its representations and agreements for the purpose of determining that this transaction meets the requirements of the exemptions granted under federal and state laws. The Investor is an "Accredited Investor" as defined in Regulation D promulgated under the Act.

          (f) Restricted Securities. The Investor understands that the Securities are and will be characterized as "restricted securities" under the Act inasmuch as they are being acquired from GTS in a transaction not involving a public offering and that under the Act and applicable regulations thereunder, the Securities may be resold without registration under the Act only in limited circumstances. In this regard the Investor represents that it is familiar with the terms and conditions of Rule 144 promulgated under the Act, as presently in effect, and understands the limitations on resale and transfer of the Securities imposed thereby and by the Act.

          (g) Risk. The Investor understands that its investment involves a certain degree of risk and that there is no assurance as to the future performance of GTS.

          (h) Automatic Conversion of Notes. The Investor acknowledges that the entire outstanding principal balance of the Notes and the unpaid accrued interest on the outstanding principal balance of the Notes shall be automatically converted into shares of Common Stock of GTS on the date of the closing of the Qualified Private Placement without any further action on the part of the Investor.

          (i) Legends.

               (i) The Investor understands that the Securities will bear legends in substantially the form of the legend set forth above, together with any other legends required by applicable securities laws.

               (ii)Investor acknowledges the following:

            EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURI-TIES BEING OFFERED HEREBY AGREES NOT TO SELL THOSE SHARES FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF PURCHASE UNLESS PERMITTED UNDER PENNSYLVANIA "BLUE SKY" OR SECURITIES LAWS. PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE THE SECURITIES MADE PURSUANT TO THIS

            AGREEMENT, EXEMPTED FROM REGISTRATION, DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW FROM THIS AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHOUT INCURRING ANY LIABILITY TO GTS, PMG OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY GTS OF THIS AGREEMENT. IF THE INVESTOR DESIRES TO WITHDRAW IN ACCORDANCE WITH THE FOREGOING, THE INVESTOR NEED ONLY, WITHIN THE TIME SPECIFIED ABOVE, (I) CAUSE A WRITTEN NOTICE OF ITS INTENTION TO WITHDRAW TO BE RECEIVED BY PMG AT FOUR FALLS CORPORATE CENTER, WEST CONSHOHOCKEN, PA 19428, ATTENTION: MARY
            E. BOWLER, VICE PRESIDENT, ADMINISTRATION, OR (II) DELIVER SAID NOTICE OF INTENTION TO WITHDRAW TO A TELEGRAPH OFFICE OR OTHER MESSAGE SERVICE FOR TRANSMITTAL TO PMG AT SAID ADDRESS OR (III) DEPOSIT SAID NOTICE IN THE UNITED STATES MAILS (EITHER REGISTERED OR CERTIFIED MAIL) ADDRESSED TO PMG AT SAID ADDRESS. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POST-MARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. ALL TELEGRAPH, POSTAGE OR OTHER TRANSMITTAL FEES SHALL BE PAID BY THE INVESTOR. SHOULD THE INVESTOR MAKE THE REQUEST ORALLY, IT SHOULD ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED.

                                   ARTICLE VII

                                  MISCELLANEOUS

     8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telex or telecopy or reputable overnight delivery service addressed, if to GTS, to: Global Telecommunication Solutions, Inc., 10 Stow Road, Suite 200, Marlton, New Jersey 08053, Attention: Daivd Tobin, with a copy to Graubard, Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esquire and, if to PMG or any Investor, to: Pennsylvania Merchant Group, Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428, Attention: Mary E. Bowler, Vice President, Administration with a copy to Duane, Morris & Heckscher LLP, 4200 One Liberty Place, Philadelphia, PA 19103, Attention: Frederick W. Dreher, Esquire.

     8.2 Expenses. Each party hereto shall pay its own expenses including, without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein.

     8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its rules on conflicts of law.

     8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights of GTS and the rights of any Investor may only be assigned to such other business organization which shall succeed to substantially all the assets, liabilities and business of GTS or such Investor, as the case may be.

     8.5 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

     8.6 Execution in Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

     8.7 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     8.8 Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the Warrants contain the entire understanding of the parties hereto with regard to the subject matter contained herein. GTS, on the one hand, and PMG and Investors holding at least 80% of the remaining outstanding principal balance of the Notes, on the other hand, may, by written instrument, extend the time for the performance of any of the obligations or other acts of the other parties and with respect to this Agreement, (a) waive any inaccuracies in the representations and warranties of the other parties in this Agreement or in any document delivered pursuant to this Agreement, (b) waive compliance with any of the covenants of the other parties contained in this Agreement, (c) waive the other parties' performance of any of its obligations set out in this Agreement or (d) amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto by their duly authorized representatives.


GLOBAL TELECOMMUNICATION                     INVESTOR (INDIVIDUAL)
   SOLUTIONS, INC.


By: _____________________________            _______________________
     Randy Cherkas, President                     (Signature)


                                             ________________________
                                             (Name - Please Print)


                                             ________________________
                                             (Address)


                                             ________________________
                                             (Social Security Number)


PENNSYLVANIA MERCHANT GROUP                  INVESTOR (ENTITY)


By:________________________                  __________________________
                                             (Name - Please Print)

                                             ________________________
                                             (Address)

                                             ________________________
                                             (Tax Identification Number)


                                             By:_______________________

                                             Name:_____________________

                                             Title:____________________

                                   SCHEDULE A

                        List of Warrant and Note Holders

                                                                                                               Number of Shares
                                                                                                                       of
                                                                                  Number of Shares                Common Stock
                                                                                  of Common Stock             Initially Issuable on
                                                Principal Amount               Initially Issuable on              Conversion of
     Name and Address                               of Notes                    Exercise of Warrants                  Notes
    --------------------                        ------------------            -----------------------          --------------------










Total:                                              $1,250,000                       __________                    __________
                                                    ==========


                                  SCHEDULE 1.1

                             Principal Subsidiaries


                   Global Link Telecom Corporation

                   GTS Marketing, Inc.

                   Networks Around The World, Inc.

                   Centerpiece Communications, Inc.

                                  SCHEDULE 1.2

                                  Subsidiaries


See Schedule 1.1.

                                  SCHEDULE 1.3

                             Rights under Agreements

None.

                                  SCHEDULE 1.5

                         Distributions on Capital Stock

None.

                                  SCHEDULE 1.7

                              Material Events Since
                               September 30, 1997


     1. The acquisition of two subsidiaries, Networks Around the World, Inc. ("Networks") and Centerpiece Communications, Inc. ("Centerpiece"), and the consequent liability to Access Telecom.

     2. Termination of GTS' relationship with ABC Stores and Von Supermarkets, each of which was a material customer of GTS.




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





                                  SCHEDULE 1.14

                                   Liabilities


          The Company has incurred certain liabilities relating to the cost of telecommunications usage for prepaid phone cards which had been acquired by Networks and Centerpiece from Access Telecom, Inc. ("Access"). Prior to the acquisitions of Networks and Centerpiece, each of Networks and Centerpiece bought phone cards from Access, i.e., Access served as the telecommunications provider. Networks and Centerpiece continued to acquire phone cards from Access after the consummation of the acquisitions. On February 24, 1998, Access advised GTS, Networks and Centerpiece that it would no longer provide services for the phone cards acquired by Networks and Centerpiece, despite having been paid for all or substantially all of those phone cards. Consequently, GTS entered into agreements with alternative carriers pursuant to which the carriers have agreed to provide telecommunications services to the phone cards and GTS has agreed to pay those carriers for any usage associated with the phone cards.

          GTS and the former shareholders of Networks and Centerpiece have agreed to share the liabilities associated with this matter. GTS estimates that the total liabilities associated with this matter may exceed $1,000,000.




                                       25

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